EXHIBIT 10.1

[Cogent Logo and letterhead]

6715 Kenilworth Avenue Partnership

1015 31st Street, NW

Washington, DC  20007

RE:           Extension of Lease Agreement dated Sept 1, 2000 and

Amendments and Extensions dated through Feb. 3, 2005

1015 31st Street, NW, Washington, DC  20007

Dear Mr. Schaeffer:	July 21, 2005

In reference to the above subject Lease Agreement between Cogent Communications, Inc., (Tenant) and 6715 Kenilworth Avenue Partnership (Landlord), the parties agree to extend the lease referenced above for an additional one (1) year term with a new expiration date of August 31, 2006.

All other conditions of the Lease, as amended remain unchanged.

TENANT: Cogent Communications, Inc.

/s/Thaddeus G. Weed
Thaddeus G. Weed
Title: Chief Financial Officer

LANDLORD: 6715 Kenilworth Avenue Partnership

/s/Dave Schaeffer
Dave Schaeffer
Title: General Partner